LETTER OF INTENT
ENVOY GROUP CORP.

This letter of intent ("LoI") sets forth the understanding, which has been reached between Deep Green Waste & Recycling LLC, a Georgia limited liability company, with its principal place of business located at 3225 Shallowford Rd NE Suite 1020 Marietta, GA 30062 ("Seller") and Envoy Group Corp., a publicly listed company organized under the laws of the State of Florida, located at 28494 Westinghouse Place, Suite 213 Valencia CA ("Company"), concerning the acquisition of Seller by Company.

1. Acquisition. Seller will enter into a reverse triangular merger with the Company and a newly formed acquisition subsidiary of the Company, which merger (the "Merger") shall qualify as a tax-free reorganization under the US Internal Revenue Code, and pursuant to which all of the outstanding shares of capital stock of the Seller after electing to become a C-Corp, will be cancelled in exchange for shares of the Company's common stock ("Common Stock"). Upon completion of the Merger, Seller will become a wholly owned subsidiary of the Company.

2. Current Capitalization. The Company's capitalization as of this day is as follows:

(a) Authorized Common shares:	240,000,000	80,000,000 issued
(b) Common shares Restricted:	53,000,000	
(c) Common shares:	30,000,000	
(d) Preferred Authorized:	10,000,000	0 issued

3. The current business operations of the Company will be discontinued and its current Officers and Directors will resign as Officers and Directors.

4. Merger and Split-Off. The Seller's shareholders shall receive a total of One hundred and Eighty-Seven Million (187,000,000) shares of the Company's common stock (the "Company Shares") upon the closing of the Merger (the "Closing"), in exchange for all of the outstanding shares of capital stock of the Seller. It is hereby agreed that upon closing the Company will have a total of Two Hundred & Twenty Million (220,000,000) shares issued and outstanding.

Contemporaneous with the Merger, the Company will transfer all of its pre-merger operating assets and liabilities to a newly formed wholly owned subsidiary (the "Split-Off Subsidiary"). Thereafter, the Company shall transfer all of the outstanding shares of capital stock of the Split-Off Subsidiary to the Company's pre-Merger insiders, in exchange for the surrender and cancellation of shares of the Company Common Stock held by such persons (the "Split-Off").

5. The Company shall immediately take the necessary steps to become current with all its required filings with the SEC, prior to execution of a definitive agreement.

6. The Company shall have no direct, indirect or contingent liability at the time of execution of definitive agreement.

7. The Company is currently not a party to any litigation.

8. The Seller is not a party to any litigation with claim exceeding $10,000.

9. The Seller shall provide two (2) years of audited and interim unaudited financial statements prepared by a PCAOB auditor. Such financial statements shall be completed at the earlier of 60 days or execution of definitive agreement.

10. The Seller shall be responsible for all filings from the date of the definitive agreement.

11. The Seller shall not reverse split the stock for at least a period of six months from the date of the definitive agreement. After the 6 month period seller may only enforce a reverse spit not exceeding 3/1 for the following 6 months.

12. Bonus Shares. It is hereby agreed that the parties shall negotiate in good faith a bonus package ("Bonus Package") for Seller's officers, directors and key employees. This Bonus Package shall be in accordance with industry standards.

13. Wages. It is hereby agreed that each manager of the Seller shall receive a monthly salary comparative to other executives in the same capacity.

14. Additional Terms and Conditions of the Acquisition. Consummation of the Acquisition will be subject to the following terms and conditions:

(a) A definitive merger agreement (the "Definitive Agreement") satisfactory to the Company and Seller shall be executed by the Company and Seller as soon as practicable. The Definitive Agreement shall contain terms, conditions, representations and warranties, covenants and legal opinions normal and appropriate for a transaction of this type, as mutually agreed between the parties, including, without limitation, those summarized in this LoI;

(b) Upon signing the Definitive Agreement, the Company shall prepare and file with the SEC all appropriate documents including, but not limited to, a Super 8K and Schedules 13D and/or 13Gs of the Securities Exchange Act of 1934. Seller shall deliver audited and interim unaudited financial statements of the Seller pro forma the Merger, compliant with applicable Securities and Exchange Commission (the "SEC") rules and regulations for inclusion under Item 2.01(f) and/or 5.01(a)(8) of SEC Form 8-K (the "Financial Statements"), and any additional information the Company may require for inclusion in its filings. On or prior to the Closing Date, the Seller shall provide the Financial Statements. It is contemplated that the Definitive will be signed on or before the last day of the Exclusivity Period (as hereinafter defined).

(c) Each party and its agents, attorneys and representatives shall have full and free access to the properties, books and records of the other party (the confidentiality of which the investigating party agrees to retain) for purposes of conducting investigations of the other party;

(d) The Company and Seller shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the Acquisition and all applicable legal requirements shall have been satisfied;

(e) It is hereby agreed that the Sellers current officers and directors shall receive management contracts that shall include bonuses and stock incentives based upon performance and milestones.

(f) Conduct of Business. Until consummation or termination of the Merger, each of the Seller and the Company shall use its reasonable best efforts to preserve intact the business organization and employees and other business relationships of such party; shall continue to operate in the ordinary course of business and maintain its books, records and accounts in accordance with generally accepted accounting principles, consistent with past practice; shall use its reasonable best efforts to maintain such party's current financial condition, including working capital levels; shall not incur any indebtedness or enter into any agreements to make business or product line stock purchase agreements; shall not dispose of any of the assets of such party except in the ordinary course of such party's business; and shall not declare or make any dividend or stock distributions.

(g) Disclosure. Each of the parties to this LoI agrees to maintain the confidentiality of the terms of this LoI and the Transactions, and not to use any information it may learn about the other party for any purpose other than to consummate the Transactions. Further, no disclosure of any information concerning this LoI, the Transactions or any confidential information delivered by either party to the other pursuant to this LoI or the Transactions shall be disclosed to any other person unless and until such other person shall have first executed and delivered a written confidentiality agreement (or is otherwise legally bound by reasonably comparable confidentiality obligations existing under contract or pursuant to the terms of his or her work with any party to this LoI) by which such person agrees to hold in confidence such confidential information, which obligation shall continue indefinitely, except as required by federal and/or state securities laws.

(h) Access to Seller. The Seller will give Company and its representatives full access to any personnel and all properties, documents, contracts, books, records and operations of the Seller relating to its business. The Seller will furnish Company with copies of documents and with such other information as Company may request.

On the Closing Date, all of the current officers and directors of the Company shall resign and, simultaneously therewith, (a) the new Board of Directors shall be appointed as described above; and (b) such officers shall be appointed as shall be determined by the Seller, to include Bill Edmonds as Chief Executive Officer. Mr. Edmonds and such other employees as the Seller shall designate, shall, upon the Closing, each have employment agreements with the Company mutually satisfactory to the Seller and the Company.

15. Expenses. Each Party shall have independent counsel and as such all legal fees and expenses shall be borne by each Party.

The Parties understand that Legal and Compliance, LLC ("LC") has been engaged by the Seller as its corporate and securities counsel in respect of the transactions described herein (the "Transactions") and that LC may be retained by the Company prior to or after the Merger to serve as its corporate and securities counsel, including the Registration Statement and any other filings to be made with the SEC under the Securities Act and all reports and schedules to be filed with the

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SEC under the Exchange Act (e.g., 10-K, 10-Q, 8-K, 14A, etc.); and that the reasonable fees and expenses of _______ incurred by the Seller and/or the Company (as applicable) relating to the Transactions will be payable at Closing.

16. Representations and Warranties. The Definitive Agreement will contain representations and warranties customary to transactions of this type, including without limitation, representations and warranties by the selling shareholders and the Seller as to (a) the accuracy and completeness of the Seller's financial statements for the past two years and current financial statements; (b) disclosure of all the Seller's contracts, commitments and liabilities, direct or contingent; (c) the physical condition, suitability, ownership and absence of liens, claims and other adverse interests with respect to the Seller's assets; (d) the selling shareholders' ownership of the Shares; (e) the absence of liabilities with respect to the Seller, other than as set forth in the balance sheet provided and liabilities incurred in the ordinary course of business since that date; (f) the absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Seller; (g) absence of pending or threatened litigation (other than disclosed in writing), investigations or other matters affecting the Stock purchase agreement; (h) the Seller's compliance with laws and regulations applicable to its business and obtaining all licenses and permits required for its business; and (i) the due incorporation, organization, valid existence, good standing and capitalization of the Seller.

17. Cooperation. The Company and the Seller shall each cooperate with the other and use their reasonable best efforts to execute and deliver the Definitive Agreement and all other documents necessary or desirable to effect the Transactions as soon as possible and to thereafter satisfy each of the conditions to closing specified thereunder.

18. Exclusivity Period. From and after the date of the execution of this LoI through and including January 15, 2017 (the "Exclusivity Period"), the Seller and the Company each hereby covenant and agree that it will not enter into any public offering, merger, combination, divestiture in whatever form, except for agreements in the ordinary course of business or enter into any other transaction

19. Termination and Effects of Termination. The obligations of the parties to each other under this LoI shall terminate upon the first to occur of (i) the expiration of the Exclusivity Period, (ii) termination by the Seller or (iii) the execution and delivery of a Definitive Agreement among the Seller, the Company and the acquisition subsidiary, provided that the provisions and obligations of the parties created by Sections 14(g) and 21 hereof shall survive the termination of this Term Sheet.

20. Governing Law. This Term Sheet shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflicts or choice of laws thereof.

This LoI reflects the understanding of the parties concerning the matters described herein, but, except as provided in the next sentence, is not intended to and does not constitute an exhaustive statement of, or a legally binding or enforceable agreement or commitment of the parties to conclude, any agreement or commitment of the parties. Notwithstanding the foregoing, the provisions of Sections 19 and 20 of this LoI shall constitute legally binding and enforceable agreements of the parties. Any additional obligations of the parties with respect to the Transactions

intended to be binding shall be memorialized by the execution and delivery of the Definitive Agreement and the related documentation.

The undersigned concur with the matters set forth in the foregoing LoI.

Dated:

ENVOY GROUP CORP

By: ____________________

Harpet Sangha

Its: President

ted:

DEEP GREEN WASTE & RECYCLING LLC

By: ____________________

Its: President